Exhibit 99.1

NEWS RELEASE

Contact:
John Bartholdson
Senior Vice President,
Chief Financial Officer
Phone (610) 251-1000
jbartholdson@triumphgroup.com

TRIUMPH GROUP REPORTS
THIRD QUARTER FISCAL 2007 RESULTS

•                  Net sales for the third quarter fiscal 2007 increased 29% to $242.3 million

•                  Operating income for the third quarter fiscal 2007 increased 80% to $23.8 million

•                  Net income for the third quarter fiscal 2007 increased 16% to $10.8 million

•                  Backlog increased 29% over prior year to $1.1 billion

Wayne, PA — January 25, 2007 — Triumph Group, Inc. (NYSE: TGI) today reported that net sales for the third quarter of the fiscal year ending March 31, 2007 totaled $242.3 million, a twenty-nine percent increase from last year’s third quarter net sales of $187.2 million.  Net income for the third quarter of fiscal year 2007 increased sixteen percent to $10.8 million, or $0.66 per diluted common share, versus $9.3 million, or $0.58 per diluted common share for the third quarter of the prior year.  During the quarter, the company generated $15.5 million of cash flow from operations.  Results for the third quarter of fiscal year 2007 included $0.20 per share charge related to the early retirement of debt and $0.03 per share charge related to stock-based compensation.  Also, during the quarter, the company adjusted its effective tax rate to reflect a $0.06 per share benefit from the renewal of the Research and Experimentation tax credit in December.

Net sales for the first nine months of fiscal year 2007 were $691.3 million, a twenty-six percent increase over net sales of $548.6 million last year.  Net income for the first nine months of fiscal year 2007 increased thirty-nine percent to $32.8 million, or $2.01 per diluted common share, compared to net income of $23.6 million, or $1.47 per diluted common share in the prior year period.  During the nine months, the company generated $20.7 million of cash flow from operations.

Prior year period segment results have been changed to classify certain revenue and costs from the Aftermarket Services segment to the Aerospace Systems segment for the operation of Triumph Fabrications-Phoenix and Triumph Fabrications-Fort Worth due to the fact that most of their product line has been transitioned to aerospace OEM products.  The transitioning of these business units resulted in the shift of approximately $5.6 million in revenue and $1.7 million in operating loss for the quarter ended December 31, 2005, previously reported in the Aftermarket Services segment, to the Aerospace Systems segment.  Segment results have been adjusted to reflect these changes.

The Aerospace Systems segment reported net sales for the quarter of $190.1 million compared to $147.2 million in the prior year period, an increase of twenty-nine percent.  Operating income for the third quarter of fiscal year 2007 was $25.8 million, compared to $15.8 million for the prior year period, a sixty-four percent increase.  Organic sales growth for the quarter was eighteen percent.

The Aftermarket Services segment reported net sales for the quarter of $52.7 million compared to $40.8 million in the prior year, a twenty-nine percent increase.  Operating income for the third quarter of fiscal year 2007 was $2.7 million, compared to $1.6 million for the prior year period, a seventy percent increase.  Organic sales growth for the quarter was twenty-one percent.  Operating results for the quarter reflected $1.0 million of start up costs associated with the new Thailand maintenance and repair facility.

Richard C. Ill, Triumph’s President and Chief Executive Officer, said, “Triumph had another very strong quarter marked by continued growth in revenue, operating income and earnings.  Based on the strength of our markets and our robust backlog, we are confident that we will continue to generate significant revenue growth and enhanced operating earnings for the balance of fiscal year 2007 and beyond.”

Commenting on the outlook for the year, Mr. Ill stated, “As a result of our strong performance, we expect that fiscal year 2007 sales will be in the range of $950 million to $975 million and earnings per share for the fiscal year will meet or exceed the upper end of the previously announced range of $2.65 to $2.70, which includes the $0.20 per share charge for the early retirement of debt.”

As previously announced, Triumph Group will hold a conference call on January 26th at 8:30 a.m. (ET) to discuss the fiscal year 2007 third quarter results.  The conference call will be available live and archived on the company’s website at http://www.triumphgroup.com.  An audio replay will be available from January 26th until February 2nd by calling (888) 266-2081 (Domestic) or (703) 925-2533 (International), passcode #1026032.

Triumph Group, Inc., headquartered in Wayne, Pennsylvania, designs, engineers, manufactures, repairs and overhauls aircraft components and accessories.  The company serves a broad, worldwide spectrum of the aviation industry, including original equipment manufacturers of commercial, regional, business and military aircraft and aircraft components, as well as commercial and regional airlines and air cargo carriers.

More information about Triumph can be found on the Internet at http://www.triumphgroup.com.

Statements in this release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including expectations of future performance, profitability, growth and earnings.  All forward-looking statements involve risks and uncertainties which could affect the company’s actual results and could cause its actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, the company.  Further information regarding the important factors that could cause actual results to differ from projected results can be found in Triumph’s reports filed with the SEC, including our Annual Report on Form 10-K for the year ended March 31, 2006.

FINANCIAL DATA (UNAUDITED) ON FOLLOWING 7 PAGES

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
CONDENSED STATEMENTS OF INCOME

Net Sales	$242,341	$187,221	$691,285	$548,551

Operating Income	23,777	13,203	65,358	40,150

Interest Expense and Other	3,227	3,086	10,754	9,445
Charge for Early Extinguishment of Debt	5,088	0	5,088	0
Income Tax Expense	4,661	770	16,671	7,145

Net Income	$10,801	$9,347	$32,845	$23,560

Earnings Per Share - Basic:

Net Income	$0.66	$0.59	$2.03	$1.48

Weighted average common shares outstanding - Basic	16,262	15,912	16,168	15,909

Earnings Per Share - Diluted:

Net Income	$0.66	$0.58	$2.01	$1.47

Weighted average common shares outstanding - Diluted	16,459	16,052	16,353	16,038

Dividends declared and paid per common share	$0.04	$0.00	$0.08	$0.00

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands, except per share data)

BALANCE SHEET

	December 31,	March 31,
	2006	2006
Assets
Cash	$9,349	$5,698
Accounts Receivable, net	160,989	147,780
Inventory	285,981	235,878
Deferred Income Taxes	6,868	6,868
Prepaid Expenses and Other	6,444	4,894
Current Assets	469,631	401,118
Property and Equipment, net	274,672	237,325
Goodwill	321,290	272,737
Intangible Assets, net	61,827	49,424
Other	19,126	14,179
Total Assets	$1,146,546	$974,783

Liabilities & Stockholders’ Equity

Accounts Payable	$83,443	$73,995
Accrued Expenses	69,056	68,488
Income Taxes Payable	5,880	5,195
Current Portion of Long-Term Debt	71	8,078
Current Liabilities	158,450	155,756
Long-Term Debt, less current portion	279,619	153,339
Deferred Income Taxes and Other	98,756	101,985

Stockholders’ Equity:

Common Stock, $.001 par value, 50,000,000 shares authorized, 16,387,503 and 16,027,324 shares issued	16	16
Capital in excess of par value	273,151	260,124
Treasury Stock, at cost, 500 and 18,311 shares	0	(455)
Accumulated other comprehensive income (loss)	832	(162)
Retained earnings	335,722	304,180
Total Stockholders’ Equity	609,721	563,703
Total Liabilities and Stockholders’ Equity	$1,146,546	$974,783

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

SEGMENT DATA

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Net Sales:
Aerospace Systems	$190,100	$147,215	$544,002	$431,148
Aftermarket Services	52,650	40,837	149,134	120,005
Elimination of inter-segment sales	(409)	(831)	(1,851)	(2,602)
	$242,341	$187,221	$691,285	$548,551

Operating Income (Loss):
Aerospace Systems	$25,809	$15,762	$71,455	$46,644
Aftermarket Services	2,748	1,616	6,741	4,303
Corporate	(4,780)	(4,175)	(12,838)	(10,797)
	$23,777	$13,203	$65,358	$40,150

Depreciation and Amortization:
Aerospace Systems	$6,567	$6,001	$19,323	$17,764
Aftermarket Services	2,610	2,088	7,320	6,174
Corporate	57	41	168	105
	$9,234	$8,130	$26,811	$24,043

Capital Expenditures:
Aerospace Systems	$10,482	$3,437	$25,354	$9,701
Aftermarket Services	3,439	3,110	14,597	7,286
Corporate	43	268	188	301
	$13,964	$6,815	$40,139	$17,288

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures

Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”) for the three months ended December 31, 2006 was $33.0 million with a margin of 13.6%. EBITDA for the three months ended December 31, 2005 was $21.3 million with a margin of 11.4%. EBITDA for the nine months ended December 31, 2006 was $92.2 million with a margin of 13.3%. EBITDA for the nine months ended December 31, 2005 was $64.2 million with a margin of 11.7%.

Management believes that EBITDA provides the reader a good measure of cash generated from the operations of the business before any investment in working capital or fixed assets.

The following definition is provided for the non-GAAP financial measure identified above, together with a reconciliation of such non-GAAP financial measure to the most directly comparable financial measure calculated and presented in accordance with GAAP.

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):

Net Income	$10,801	$9,347	$32,845	$23,560

Add-back:
Income Tax Expense	4,661	770	16,671	7,145
Charge for Early Extinguishment of Debt	5,088	0	5,088	0
Interest Expense and Other	3,227	3,086	10,754	9,445
Depreciation and Amortization	9,234	8,130	26,811	24,043

Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”)	$33,011	$21,333	$92,169	$64,193

Net Sales	$242,341	$187,221	$691,285	$548,551

EBITDA Margin	13.6%	11.4%	13.3%	11.7%

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):

	Three Months Ended December 31, 2006
		Segment Data
	Total	Aerospace Systems	Aftermarket Services	Corporate / Eliminations
Net Income	$10,801

Add-back:
Income Tax Expense	4,661
Charge for Early Extinguishment of Debt	5,088
Interest Expense and Other	3,227
Operating Income (Expense)	$23,777	$25,809	$2,748	$(4,780)

Depreciation and Amortization	9,234	6,567	2,610	57

Earnings (Losses) before Interest, Taxes, Depreciation and Amortization (“EBITDA”)	$33,011	$32,376	$5,358	$(4,723)

Net Sales	$242,341	$190,100	$52,650	$(409)

EBITDA Margin	13.6%	17.0%	10.2%	n/a

Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):

	Nine Months Ended December 31, 2006
		Segment Data
	Total	Aerospace Systems	Aftermarket Services	Corporate / Eliminations
Net Income	$32,845

Add-back:
Income Tax Expense	16,671
Charge for Early Extinguishment of Debt	5,088
Interest Expense and Other	10,754
Operating Income (Expense)	$65,358	$71,455	$6,741	$(12,838)

Depreciation and Amortization	26,811	19,323	7,320	168

Earnings (Losses) before Interest, Taxes, Depreciation and Amortization (“EBITDA”)	$92,169	$90,778	$14,061	$(12,670)

Net Sales	$691,285	$544,002	$149,134	$(1,851)

EBITDA Margin	13.3%	16.7%	9.4%	n/a

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

We use “Net Debt to Capital” as a measure of financial leverage. The following table sets forth the computation of Net Debt to Capital:

	December 31,	March 31,
	2006	2006
Calculation of Net Debt
Current Portion	$71	$8,078
Long-term debt	279,619	153,339
Total Debt	279,690	161,417
Less: Cash	9,349	5,698
Net Debt	$270,341	$155,719

Calculation of Capital
Net Debt	$270,341	$155,719
Stockholders’ equity	609,721	563,703
Total Capital	$880,062	$719,422

Percent of Net Debt to Capital	30.7%	21.6%

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measure Disclosures

The Company believes its earnings excluding the third quarter charge for the early extinguishment of debt provides financial statement users with meaningful insight into operating trends.

Reconciliation of Non-GAAP EPS to GAAP EPS:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2006	2005	2006	2005
Earnings Per Share - Basic:	$0.66	$0.59	$2.03	$1.48

Third Quarter Charge for Early Extinguishment of Debt	$0.20	$0.00	$0.20	$0.00

Earnings Per Share-Basic, Excluding Charge for Early Extinguishment of Debt	$0.86	$0.59	$2.23	$1.48

Earnings Per Share - Diluted:	$0.66	$0.58	$2.01	$1.47

Third Quarter Charge for Early Extinguishment of Debt	$0.20	$0.00	$0.20	$0.00

Earnings Per Share-Diluted, Excluding Charge for Early Extinguishment of Debt	$0.86	$0.58	$2.21	$1.47

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